PRESS RELEASE

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533	MEDIA CONTACT: Jim Cullinan Vice President, Marketing Buzz and Brand (408) 586-3920

Plantronics Provides Updated Outlook on Enhanced Growth and Profitability through $7B1 Market Opportunity

•	Provides updated long-term operating targets and increased synergy targets

•	Company to host conference call today at 5:30 AM PT

SANTA CRUZ, CA, September 11, 2018 - PLANTRONICS (NYSE: PLT) (the “Company”) today provided additional information regarding its long-term financial outlook and recently completed Polycom acquisition, including increased synergy targets and enhanced strategic benefits.

“This is an exciting time for Plantronics as we continue on our journey to transform the UC&C industry by creating a comprehensive set of intelligent communications endpoints and analytics solutions to address the market's evolving needs,” said Joe Burton, President and Chief Executive Officer. “Our customers and partners around the world have shared their enthusiasm for our transaction with Polycom and look forward to realizing the many compelling benefits of the combination. Today’s updated financial guidance and synergy targets reflect the strength of our combined business and our belief that Plantronics is well-positioned to enhance its long-term profitability and cash generation, while accelerating revenue growth over time.”

Together, Plantronics and Polycom have become the premier, comprehensive unified communications and collaboration (UC&C) experience provider, offering a broad portfolio of intelligent solutions that span audio, video, and content collaboration, through headsets, desktop phones, and audio and video conferencing, all enhanced by analytics, software, and services. The acquisition expands Plantronics market opportunity from the $1.4 billion1 professional headset market in 2017 to $5.3 billion1 across multiple growing endpoint markets today. Combined, these markets are expected to grow to $7.0 billion1 by 2022, a 7% compound annual growth rate. The increased diversity of UC&C platforms creates a critical need for one endpoint provider who can offer a consistent user experience with the same ease and comfort customers have with their personal devices. Plantronics and Polycom’s combined solutions provide seamless integration across the UC&C ecosystem, while remaining completely agnostic to platform or environment.

Updated Long-Term Financial Targets
The addition of Polycom expands Plantronics total addressable market from $1.4 billion1 in 2017 to $7.0 billion1 in 2022 and accelerates its vision to be the preferred communications and collaboration touch point. As a result, Plantronics is providing the following updated long-term financial targets, reflecting post-acquisition opportunities to improve operating margins:

•	Revenue growth of 5 - 8%, on a year-over-year basis

•	Non-GAAP gross margins of 52 - 54%[2], an increase of 200 bps over the prior Plantronics stand-alone long-term target of 50 - 52%

•	Non-GAAP operating margins of 21 - 24%[2], an increase of 100 bps over the prior Plantronics stand-alone long-term target of 20 - 23%

1Source: 2018 Frost & Sullivan, Synergy, Wainhouse, Newzoo
2Incorporates the impact of the global shortage of multi-layer ceramic capacitors (MLCCs) and tariffs

Updated Cost Synergy Targets
The integration of the two companies is well underway, and further cost saving opportunities in both cost of goods sold (COGS) and operating expense (OpEx) have been identified. COGS savings are expected to be primarily driven by lower component costs through consolidated volume contracts and through leveraging in-house manufacturing for high volume product sets. OpEx savings are expected to be driven by optimizing existing overlaps in investments, channel partners, customers and programs, as well as additional efficiencies across the combined business. Based on the above, our updated synergy targets are:

•	$85 million in run-rate annualized cost synergies within year one (~$38M COGS, ~$47M OpEx)
–Exceeds previously stated target of $75 million

•	$105 million in steady-state run-rate annualized cost synergies within two years (~$45-60M COGS, ~$50-55M OpEx)

The Company reiterated its capital allocation priorities, including an ongoing commitment to:

•	Maintaining a strong balance sheet;

•	Targeting a reduction in leverage to 3X gross leverage within the next two years;

•	Continuing its $0.15 per share quarterly dividend; and

•	Evaluating potential share repurchases opportunistically once target leverage levels are reached.

In addition to these commitments, the Company will continue to explore potential tuck-in M&A opportunities with a focus on enhancing its competitive positioning and expanding its technological capabilities.

Plantronics also reiterated its fiscal year 2019 Q2 guidance provided on August 7, 2018, with non-GAAP revenue of $500 million to $530 million, non-GAAP operating income of $74 million to $86 million, non-GAAP tax rate of 19.0%, and non-GAAP earnings per share of $1.00 to $1.25.

Conference Call and Presentation
Plantronics is posting a business update presentation to provide shareholders and analysts with additional detail on the Polycom transaction and Plantronics long-term financial outlook. The presentation will be available on the Investor Relations section of the Company’s corporate website at investor.plantronics.com along with this press release.

Plantronics has scheduled a conference call to discuss today’s business update. The conference call will take place today, September 11, 2018 at 5:30 AM (Pacific Time). To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.” The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast on the Investor Relations section of the Company’s website. A replay of the call with the conference ID #1192106 will be available until November 11, 2018 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP Financial Information
We believe that the use of non-GAAP financial measures provides meaningful benefits to both management and investors in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP. Historical reconciliations are available at investor.plantronics.com.

We are providing non-GAAP guidance for the combined company in a manner that is comparable to past period results. Actual results will be different from this due to accounting adjustments made at the time of the acquisition of Polycom under U.S. GAAP accounting. For example, these acquisition-related accounting adjustments are expected to temporarily reduce revenue recognized from acquired deferred revenue balances, increase the value of acquired inventory, as well as add intangible assets to our balance sheet, which will be amortized over the future expected life of the assets. The specific impact of these adjustments is unknown at this time but will be recorded in our September quarter results when they are published.

As disclosed in our August 7, 2018 press release, our non-GAAP adjusted net revenue, operating income, and EPS outlook for the second quarter of Fiscal Year 2019 exclude the impact of above-mentioned acquisition-related accounting adjustments, which may be material. Given the proximity of the completion of the acquisition to our earnings release date, our assessment of the impact of these charges cannot be completed nor effectively forecasted at this time without unreasonable effort. Furthermore, with respect to our operating income and diluted EPS guidance, we will no longer provide forward-looking guidance on a GAAP basis. We have determined that we are unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock-based compensation, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond our control.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our expectations regarding the adoption of UC&C and our related strategy to focus on UC&C solutions we believe customers desire; (ii) our expectations concerning the benefits of the acquisition of Polycom, cost synergies, profitability and growth; (iii) estimates of non-GAAP financial results for the second quarter of Fiscal Year 2019, including net revenues, operating income and diluted EPS; (iv) expectations for organic growth; (v) our estimates of stock-based compensation, as well as the impact of non-cash expenses on non-GAAP operating income and diluted EPS for the second quarter of Fiscal Year 2019; and (vi) our estimate of weighted average shares outstanding for the second quarter of Fiscal Year 2019, in addition to other matters discussed in this release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•
regarding the Polycom acquisition: (i) we may be unable to integrate the Polycom business in a timely and cost efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition may adversely impact the combined company’s relationships with its customers, suppliers and strategic partners and its operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) the combined company may be unable to retain and hire all or a portion of its key personnel; (v) legal and regulatory enforcement matters that are pending at Polycom may adversely impact the results of the combined company; (vi) our increased leverage as a result of the transaction will be substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vii) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (viii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (ix) the potential impact of the transaction on our future tax rate and payments based on the consolidation into a global entity and our ability to quickly integrate foreign operations; (x) the challenges of integrating the supply chains of the two companies; and (xi) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

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our ability to realize and achieve positive financial results projected to arise in the Enterprise market from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and Huawei, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for more complex UC&C deployments are longer as compared to our traditional Enterprise products; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

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failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

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additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations;

•	seasonality in one or more of our product categories; and

•	micro and macro-economic conditions in our domestic and international markets.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 9, 2018 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About Plantronics
Plantronics is an audio pioneer and a leader in the communications industry. Plantronics technology creates rich, natural, people- first audio and collaboration experiences so good ideas can be shared and heard-wherever, whenever and however they happen. The company’s portfolio of integrated communications and collaboration solutions spans headsets, software, desk phones, audio and video conferencing, analytics and services. Our solutions are used worldwide by consumers and businesses alike and are the leading choice for every kind of workspace. For more information visit Plantronics.com. Plantronics and Polycom are registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95060
831-426-6060 / Fax 831-426-6098